AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is dated and made for reference effective as fully executed on this 30th day of April, 2009.

BETWEEN:

AFFINITY GOLD CORP., a corporation organized under the laws of the State of Nevada and having an address for notice and delivery located at 7950 Main Street, Suite 217, Maple Grove, Minnesota  55311

(the “Company”);

OF THE FIRST PART

AND:

AMR PROJECT PERU, S.A.C., a corporation organized under the laws of Peru and having an address for notice and delivery located at Av. Arenales 335, Cercado, Lima, Peru

(“AMR”);

OF THE SECOND PART

WHEREAS:

A.           The parties are each a party to An Asset Purchase Agreement (the “Asset Purchase Agreement”), dated March 2, 2009, whereby Affinity Gold Corp. (the “Company”) agreed to pay US$200,000 and to issue 12,000,000 shares of common stock of the Company to AMR in accordance with the terms and conditions of the Asset Purchase Agreement as consideration for the acquisition of the mining concession title named “AMR Project” covering 500 hectares and the physical mining concession certificate as evidenced by Certificate No. 7996-2006-INACC-UADA granted to AMR by the Republic of Peru, National Institute of Concessions and Mining Cadastre on December 11, 2006, including all improvements, structures and equipment on and used by AMR on such mining concession rights (collectively, the “Mining Concession Rights”), which Mining Concession Rights are located in the Inambari River Basin of Puno, Peru;

B.           The closing of the Asset Purchase Agreement was to be held on April 30, 2009 (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Company and AMR, with any extension of the Closing Date being a maximum of 14 days per extension; and

C.           The parties have decided to amend the arrangement by changing the structure of the arrangement from an asset purchase agreement to a share exchange agreement, whereby AMR will become a wholly owned subsidiary of the Company upon closing of the share exchange agreement, which will allow the parties to take advantage of certain tax exemptions under Peruvian tax legislation as well as providing the Company with a wholly owned Peruvian subsidiary in order to conduct operations in Peru on the Mining Concession Rights.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual agreements and covenants herein contained (the receipt and adequacy of such consideration is hereby mutually admitted by each party), the parties hereby covenant and agree as follows:

1.                      Each party hereto agrees to terminate the Asset Purchase Agreement that was entered into between the parties on March 2, 2009, which Asset Purchase Agreement will no longer have any force and effect.

2.                      Each party hereto agrees to negotiate in good faith and use its reasonable commercial efforts to arrive at a mutually acceptable share exchange agreement for approval, execution, and delivery on the earliest reasonably practicable date.

3.                      The Company agrees to pursue its due diligence investigation of AMR’s legal and beneficial ownership of the Mining Concession Rights in good faith and with reasonable dispatch.

4.                      Each party hereto agrees to use its reasonable commercial efforts to effect the closing of the anticipated share exchange agreement as promptly as is reasonably practicable.

5.                      Each party hereto agrees to be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel and other advisors, incurred at any time in connection with pursuing or consummating the anticipated share exchange agreement and the transactions contemplated therein.

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6.                      This Agreement may be executed in original or counterpart form, delivered by facsimile or otherwise, and when executed by the parties as aforesaid, shall be deemed to constitute one agreement and shall take effect as such.

IN WITNESS WHEREOF the parties have duly executed this Agreement by their duly authorized officers effective the first day and year written above.

AMR PROJECT PERU, S.A.C.
Per:

/s/ Antonio Rotundo
Authorized Signatory

Antonio Rotundo
(print name and title)

AFFINITY GOLD CORP.
Per:

/s/ Corey Sandberg
Authorized Signatory

Corey Sandberg, Secretary and Director
(print name and title)